UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2010

Date of Report (Date of earliest event reported)

GTC BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 Crossing Boulevard

Framingham, Massachusetts 01702

(Address of Principal Executive Offices, including Zip Code)

(508) 620-9700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 13, 2010, the independent directors of GTC Biotherapeutics, Inc. (“GTC”) received a letter from LFB Biotechnologies, S.A.S. (“LFB”) seeking to initiate discussions with respect to a potential transaction with GTC comprised of (1) a private placement followed by (2) a statutory short-form merger to cash out GTC’s minority shareholders. LFB’s letter did not contain a proposed price for either the private placement or the short-form merger. For clarity, LFB has not made any offer requiring any action by GTC’s board of directors or shareholders. A copy of this letter is included herewith as Exhibit 99.1 and all descriptions thereof are qualified in their entirety by reference thereto.

On September 17, 2010, the board of directors formed an independent committee consisting solely of directors having no affiliation with LFB to engage in any discussions with LFB and to consider any proposal made by LFB or any other party. GTC’s board of directors and the independent committee, consistent with their fiduciary duties and in consultation with appropriate advisors, will carefully consider LFB’s request for discussions and any proposal made during these discussions or proposals made by any other party.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter from LFB Biotechnologies, S.A.S. to GTC Biotherapeutics, Inc., dated September 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

By: /s/ William K. Heiden

      William K. Heiden,

      President and Chief Executive Officer

Date: September 17, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Letter from LFB Biotechnologies, S.A.S. to GTC Biotherapeutics, Inc., dated September 13, 2010

4